UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2007

FORTRESS FINANCIAL GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	000-24262	91-1363905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1901 60th Place E, Suite L6612, Bradenton, Florida	34203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(914) 462-3475

Great West Gold, Inc.
c/o St. James Resource Management Limited, 16 Hanover Square
London, W1S 1HT, United Kingdom 85016
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 8.01	OTHER EVENTS.

On May 10, 2007, the Company filed a certificate of amendment with the State of Wyoming to change its name from Great West Gold, Inc. to Fortress Financial Group, Inc. Effective the open on business on October 8, 2007, the new stock symbol for the Company will be “FFGO.”

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

October 8, 2007	By:	/s/ Alan Santini
Alan Santini,
Chief Executive Officer